WRITTEN CONSENT OF A MAJORITY OF THE SHAREHOLDERS OF

U.S. RARE EARTHS, INC.,

a Nevada corporation

Approving the election of directors in lieu of a formal meeting

WHEREAS, the Company has not held an annual meeting of its Shareholders in several years in order to elect directors, all in derogation of Section 2.01 Annual Meeting, of Article II of its Bylaws, titled MEETINGS OF SHAREHOLDERS;

WHEREAS, the Company did not notice up and hold an annual meeting of its Shareholders on the second Wednesday of April of this year or prior years in order to elect directors, all in derogation of Section 2.01 Annual Meeting, of Article II of its Bylaws, titled MEETINGS OF SHAREHOLDERS;

WHEREAS, the current Board of Directors, having had ample time and opportunity to do so, has not noticed up or held a special meeting of the shareholders to elect directors as further contemplated in Section 2.01 of the Bylaws titled Annual Meeting;

WHEREAS, there are currently nine (9) members of the Company’s Board of Directors and Article III, titled DIRECTORS, Section 3.02 thereof titled Number, Term and Qualifications, specifically restricts the number of Board Members to seven (7), thereby meaning that the Company’s current Board of Directors may be or has arguably been acting ultra vires;

WHEREAS, the current Board of Directors has never divided the Company’s directorships into classes or staggered terms of office as contemplated in Section 3.03, Article III of the Bylaws, titled, Classification of Directors, thereby further justifying the election of an entire slate of directors;

WHEREAS, the current Board of Directors consists of the following nine (9) persons:

Daniel McGroarty
Michael D. Parnell

Greg Schifrin

John Victor Lattimore, Jr.

Kevin Cassidy

Harvey Kaye

Edward F. Cowle

H. Deworth Williams

Geoff Williams

WHEREAS, Section 2.11 of Article II of the Bylaws, titled Written Consent to Action by Shareholders provides, verbatim:

Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, will be signed by shareholders holding at least a majority of the shares entitled to vote with respect to the subject matter thereof, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.  In no instance where action is authorized by written consent need a meeting of shareholders be called or notice given.

WHEREAS, the foregoing Section 2.11 of Article II of the Bylaws is fully consistent with Nevada Revised Statutes (NRS) § 78.320, subparagraphs 2 and 3 thereunder, titled Stockholders’ meetings; . . . consent for actions taken without meeting;

WHEREAS, the undersigned Shareholders constituting a majority of the issued and outstanding common capital shares have contacted the Company’s stock transfer agent, Interstate Transfer Company, and they have confirmed that their holdings, as further identified below, represent approximately 58% of the Company’s total number of issued and outstanding common capital shares, all as set forth and confirmed in the Affidavit of Janis Patterson, the President and owner of Interstate Transfer Company; and

WHEREAS, Rule 14c-5(a)(1) of the General Rules and Regulations of the Securities and Exchange Commission provides that if a written consent of a majority of the shareholders is executed and undertaken to ONLY elect new directors, a Preliminary 14C Information Statement is NOT required to be filed on Edgar because the Commission does not review the same and instead, the 14C Information Statement filed on Edgar announcing the same is “definitive” when filed and can then be immediately mailed out to the Shareholders, to be effective, by operation of law, 20 days thereafter,

NOW THEREFORE, in consideration of the foregoing and good cause further appearing, the undersigned Majority Shareholders, acting by and on behalf of the Company and its Shareholders under Nevada law and the provisions of the Company’s Bylaws, hereby undertake and implement the following corporate action by WRITTEN CONSENT pursuant to Section 2.11 of Article II of the Bylaws, titled Written Consent to Action by Shareholders and NRS § 78.320 entitled “Stockholders’ meetings; . . . consent for actions taken without meeting:

1.

Having considered all nine (9) persons identified above and other individuals as well, the Majority Shareholders hereby elect the following five (5) persons to the Board of Directors of the Company to serve until the Company’s next annual meeting or until their resignations are duly tendered and accepted:

Michael D. Parnell

Edward F. Cowle

H. Deworth Williams

John Victor Lattimore, Jr.

         Harvey Kaye

2.

Assuming the forgoing five (5) persons accept positions on the Board of Directors and upon the effectiveness of a Definitive 14C Information Statement as referenced below, the Board of Directors shall as soon as practicable hold a Board Meeting and elect or appoint new officers of the Company;

3.

To ensure that the Definitive 14C Information Statement is prepared, filed on Edgar, and mailed out to the Shareholders in a timely and expeditious manner and to otherwise ensure that the current Board of Directors does not delay the same—this document representing the wishes and direction of a majority of the Company’s Shareholders—the undersigned Majority Shareholders hereby appoint current Director Deworth Williams and hereby confer or clothe him with the authority to direct the preparation of the Definitive 14C Information Statement, to sign the same on behalf of the Company if need be, to have it filed on Edgar as soon as practicable along with this Written Consent and the Affidavit of Janis Patterson attached thereto as exhibits and, once filed on Edgar, to do what is necessary to cause Interstate Transfer Company to immediately mail the same out to all Shareholders of record;

4.

This Written Consent of a Majority of the Shareholders shall constitute minutes of the proceedings of the stockholders of the Company as further contemplated in Nevada law; and

5.

Because this consent to shareholder action is in writing, no formal or other notice of a stockholders’ meeting was given and no formal meeting was called or held, all as provided in NRS § 78.320 3 and Section 2.11 of Article II of the Company’s duly adopted Bylaws.

IN WITNESS WHEREOF, the undersigned Shareholders of U.S. Rare Earths, Inc., a Nevada corporation, together owning and holding 12,106,400 common capital shares of a total of 20,912,662 currently issued and outstanding or approximately a 58% interest therein, hereby certify that the foregoing shareholder action by written consent was duly adopted and made effective on the 23rd day of August, 2012.

DATED this 23rd day of August, 2012.

/s/ H. Deworth Williams____________

H. Deworth Williams

Signature of Holder/Owner

Total No. of Shares Represented by

Certificate Nos.

                    Certificates____________

143

2,250,000

253

    1,900,000

Total

     4,150,000

DATED this 23rd day of August, 2012.

/s/ Geoff Williams ________________

Geoff Williams

Signature of Holder/Owner

Total No. of Shares Represented by

Certificate Nos.

                    Certificates____________

133

   500,000

254

1,000,000

Total

1,500,000

DATED this 23rd day of August, 2012.

/s/ Edward F. Cowle_______________

Edward F. Cowle

Signature of Holder/Owner

Total No. of Shares Represented by

Certificate Nos.

                    Certificates____________

2,250,000

2,000,000

Total

4,250,000

DATED this 23rd day of August, 2012.

Blue Cap Development Corp.

By:  H. Deworth Williams_________

Title:  Director__________________

Signature of Holder/Owner

Total No. of Shares Represented by

Certificate Nos.

                    Certificates____________

279

200,000

DATED this 23rd day of August, 2012.

/s/ David Williams________________

David Williams

Signature of Holder/Owner

Total No. of Shares Represented by

Certificate Nos.

                    Certificates____________

34

 400

129

250,000

Total

250,400

DATED this 23rd day of August, 2012.

Laser Technology, Inc.

/s/ Eric Miller____________________

By:  Eric Miller

Title:  Chief Executive Officer

Signature of Holder/Owner

Total No. of Shares Represented by

Certificate Nos.

                    Certificates____________

300,000

DATED this 23rd day of August, 2012.

Children’s International Obesity Foundation, Inc.

/s/ Gordon Jones__________________

By:  Gordon Jones

Title:  Trustee

Signature of Holder/Owner

Total No. of Shares Represented by

Certificate Nos.

                    Certificates____________

276

551,000

277

555,000

Total

1,106,000

DATED this 23rd day of August, 2012.

/s/ C.T. Stranger__________________

C.T. Stanger

Signature of Holder/Owner

Total No. of Shares Represented by

Certificate Nos.

                    Certificates____________

255

100,000

DATED this 23rd day of August, 2012.

/s/ Harvey Kaye__________________

Harvey Kaye

Signature of Holder/Owner

Total No. of Shares Represented by

Certificate Nos.

                    Certificates____________

134

250,000